AWARD NOTICE
                                      AND
                      NON-QUALIFIED STOCK OPTION AGREEMENT



     THIS AWARD NOTICE AND NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is effective as of the date of grant of the Option (as described below) by and between Interstate Bakeries Corporation, a Delaware corporation (IBC"), and William P. Stiritz, a non-employee director of IBC (the "Optionee").


     Terms which are used in this Agreement that have not been defined have the definitions provided in IBC's 1996 Stock Incentive Plan (the "Plan") in effect as of the date of this Agreement. A copy of the Plan is available upon request from IBC.

1.   Award Notice.


     The Optionee has been granted by IBC, subject to the terms and conditions of the Plan and the terms and conditions of this Agreement, the right and option to purchase from IBC, all or any part of the following (the "Option"):

          10,000 shares of the Common Stock of IBC (the "Shares")


          Exercise price:  $37.00 per share (the "Exercise Price")


          Date of Grant:  September 24, 1996


     The Option is immediately exercisable.

     The Option shall expire as of 11:59 p.m. on September 23, 2006 (the "Option

     Expiration Date"), such date being ten (10) years from the Date of Grant (unless previously terminated or to the extent previously exercised).

2.   Tax Treatment


     This Option is intended to be and will be treated as a non-qualified stock option, and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").










0227352.01

3.   Option Exercise Procedure.


     To exercise the Option the Optionee must notify IBC, prior to the expiration or termination of this Option, of his or her desire to exercise the Option or deliver to IBC a written Notice of Election to Exercise Option (either such method being referred to as the "Notice"). IBC will confirm the Notice and the Fair Market Value of the Shares on the date of exercise (the date of exercise being the date that IBC receives the Notice, or as soon thereafter as practicable) in correspondence to the Optionee. The Notice must be accompanied by payment (as described below in Section 4) of the Exercise Price for the Shares with respect to which the Option is being exercised.

4.   Payment of the Exercise Price.


     The Exercise Price shall be paid, at the election of the Optionee (a) in cash, or by check, bank draft or money order payable to the order of IBC;
     (b) in shares of previously acquired Common Stock, duly endorsed and free of any restrictions and encumbrances; or (c) in any combination of (a) or
     (b). If Common Stock is to be used to pay the Exercise Price pursuant to paragraphs (b) or (c) above, the such Common Stock must have been owned by the Optionee for at least six (6) months.

5.   Other Option Conditions.


     (a) If the Optionee's directorship with IBC or a Subsidiary of IBC is terminated before the Option Expiration Date for any reason other than
          (i) death of the Optionee, or (ii) on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of IBC or any of its Subsidiaries, (in which case the Option shall be canceled pursuant to the Plan) then the Option must be exercised, within a period ending on the earlier to occur of (A) the date which is three months following the termination of the directorship, or (B) the Option Expiration Date.

     (b) If the Optionee dies before the Option Expiration Date and is a director of IBC at the time of death, or if an Optionee dies within a period of three months following the termination of his or her directorship (but before the Option Expiration Date), the Option must be exercised within a period of one year following the date of death (if otherwise prior to the Option Expiration Date), by the executor or the administrator









0227352.01                              -2 -

          of the estate of the Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

     (c) Upon the occurrence of a Change of Control Event, IBC shall purchase the Option at a purchase price equal to either (i) the difference between the aggregate Exercise Price and the aggregate price per share to be paid on the Shares subject to the Option in the merger or consolidation which caused the Change of Control Event or (ii) the difference between the aggregate Exercise Price and the aggregate Fair Market Value of the Shares subject to the Option on the date of the Change of Control Event, as applicable.

6.   Miscellaneous.


     (a) The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate for such shares.
     (b) The Optionee agrees to be bound by all of the terms and provisions of the Plan. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of this Agreement and the terms and provisions of the Plan shall be resolved by the Board, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Board, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement to the extent of any conflict between the Plan and this Agreement.

     (c) Any notice hereunder to IBC shall be addressed to it at Interstate Bakeries Corporation, Compensation Committee, 12 East Armour Blvd., Kansas City, Missouri 64111, attention: Corporate Secretary. Any notice hereunder to the Optionee shall be addressed to him or her at the address set forth below, subject to the right of either party at any time hereafter to designate in writing a different address.

     (d) The Board may at any time unilaterally amend the terms and conditions pertaining to the Option, provided, however that any such amendment which is adverse to the Optionee shall require the Optionee's written consent. Any other amendment of this Agreement shall require a written agreement executed by both parties.









0227352.01                         - 3 -
     IN WITNESS WHEREOF, IBC has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement to be effective as of the effective date of the Option.

                              INTERSTATE BAKERIES CORPORATION

                              By:  Ray Sandy Sutton
                                   Vice President


                              ACCEPTED AND AGREED TO:

                              By:  W. P. Stiritz
                                   Optionee

                              Address:  801 Chouteau Avenue
                                        St. Louis, MO  63102













0227352.01                         - 4 -


                                  AWARD NOTICE
                                      AND
                      NON-QUALIFIED STOCK OPTION AGREEMENT



     THIS AWARD NOTICE AND NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is effective as of the date of grant of the Option (as described below) by and between Interstate Bakeries Corporation, a Delaware corporation (IBC"), and James R. Elsesser, a non-employee director of IBC (the "Optionee").


     Terms which are used in this Agreement that have not been defined have the definitions provided in IBC's 1996 Stock Incentive Plan (the "Plan") in effect as of the date of this Agreement. A copy of the Plan is available upon request from IBC.
1.   Award Notice.


     The Optionee has been granted by IBC, subject to the terms and conditions of the Plan and the terms and conditions of this Agreement, the right and option to purchase from IBC, all or any part of the following (the "Option"):

          10,000 shares of the Common Stock of IBC (the "Shares")


          Exercise price:  $37.00 per share (the "Exercise Price")


          Date of Grant:  September 24, 1996


     The Option is immediately exercisable.

     The Option shall expire as of 11:59 p.m. on September 23, 2006 (the "Option

     Expiration Date"), such date being ten (10) years from the Date of Grant (unless previously terminated or to the extent previously exercised).

2.   Tax Treatment


     This Option is intended to be and will be treated as a non-qualified stock option, and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


0227352.01
3.   Option Exercise Procedure.


     To exercise the Option the Optionee must notify IBC, prior to the expiration or termination of this Option, of his or her desire to exercise the Option or deliver to IBC a written Notice of Election to Exercise Option (either such method being referred to as the "Notice"). IBC will confirm the Notice and the Fair Market Value of the Shares on the date of exercise (the date of exercise being the date that IBC receives the Notice, or as soon thereafter as practicable) in correspondence to the Optionee. The Notice must be accompanied by payment (as described below in Section 4) of the Exercise Price for the Shares with respect to which the Option is being exercised.

4.   Payment of the Exercise Price.


     The Exercise Price shall be paid, at the election of the Optionee (a) in cash, or by check, bank draft or money order payable to the order of IBC;
     (b) in shares of previously acquired Common Stock, duly endorsed and free of any restrictions and encumbrances; or (c) in any combination of (a) or
     (b). If Common Stock is to be used to pay the Exercise Price pursuant to paragraphs (b) or (c) above, the such Common Stock must have been owned by the Optionee for at least six (6) months.

5.   Other Option Conditions.


     (a) If the Optionee's directorship with IBC or a Subsidiary of IBC is terminated before the Option Expiration Date for any reason other than
          (i) death of the Optionee, or (ii) on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of IBC or any of its Subsidiaries, (in which case the Option shall be canceled pursuant to the Plan) then the Option must be exercised, within a period ending on the earlier to occur of (A) the date which is three months following the termination of the directorship, or (B) the Option Expiration Date.

     (b) If the Optionee dies before the Option Expiration Date and is a director of IBC at the time of death, or if an Optionee dies within a period of three months following the termination of his or her directorship (but before the Option Expiration Date), the Option must be exercised within a period of one year following the date of death (if otherwise prior to the Option Expiration Date), by the executor or the administrator









0227352.01                              -2 -

          of the estate of the Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

     (c) Upon the occurrence of a Change of Control Event, IBC shall purchase the Option at a purchase price equal to either (i) the difference between the aggregate Exercise Price and the aggregate price per share to be paid on the Shares subject to the Option in the merger or consolidation which caused the Change of Control Event or (ii) the difference between the aggregate Exercise Price and the aggregate Fair Market Value of the Shares subject to the Option on the date of the Change of Control Event, as applicable.

6.   Miscellaneous.


     (a) The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate for such shares.

     (b) The Optionee agrees to be bound by all of the terms and provisions of the Plan. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of this Agreement and the terms and provisions of the Plan shall be resolved by the Board, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Board, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement to the extent of any conflict between the Plan and this Agreement.

     (c) Any notice hereunder to IBC shall be addressed to it at Interstate Bakeries Corporation, Compensation Committee, 12 East Armour Blvd., Kansas City, Missouri 64111, attention: Corporate Secretary. Any notice hereunder to the Optionee shall be addressed to him or her at the address set forth below, subject to the right of either party at any time hereafter to designate in writing a different address.

     (d) The Board may at any time unilaterally amend the terms and conditions pertaining to the Option, provided, however that any such amendment which is adverse to the Optionee shall require the Optionee's written consent. Any other amendment of this Agreement shall require a written agreement executed by both parties.









0227352.01                         - 3 -

     IN WITNESS WHEREOF, IBC has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement to be effective as of the effective date of the Option.

                              INTERSTATE BAKERIES CORPORATION

                              By:  Ray Sandy Sutton
                                   Vice President


                              ACCEPTED AND AGREED TO:

                              By:  James R. Elsesser
                                   Optionee

                              Address:  801 Chouteau Avenue
                                        St. Louis, MO  63102
























0227352.01                         - 4 -